Exhibit 99.1

ORIC Pharmaceuticals Expands Precision Oncology Pipeline with Exclusive License to Brain Penetrant EGFR/HER2 Exon 20 Inhibitor Program

ORIC-114 is a potential best-in-class inhibitor designed for brain penetrance and selectivity for exon 20 insertion mutations of EGFR and HER2

Initiation of global Phase 1/2 tumor-agnostic trial in genetically defined cancers expected in the second half of 2021

ORIC to host conference call today at 4:30 p.m. ET

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Oct. 19, 2020 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today announced it has entered into an exclusive license agreement with Voronoi, Inc., an innovative drug discovery company dedicated to advancing novel therapeutics. ORIC secured exclusive rights worldwide excluding the People’s Republic of China, Hong Kong, Macau and Taiwan (the ORIC Territory) for the development and commercialization of ORIC-114, a brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target epidermal growth factor receptor (EGFR) and human epidermal growth factor receptor 2 (HER2) with high potency against exon 20 insertion mutations.  ORIC expects to initiate a global Phase 1/2 tumor-agnostic trial in genetically defined cancers during the second half of 2021.

“ORIC-114 is well aligned with our mission of overcoming cancer resistance by leveraging our expertise in precision oncology and key tumor dependencies, and it puts us in position for three INDs or equivalents next year,” said Jacob Chacko, M.D., president and chief executive officer of ORIC. “ORIC-114 fits with our team’s success in developing therapies for tumor-agnostic mutations, including in patients with brain metastases, and will leverage our team’s prior experience in the pioneering development of entrectinib for genetically defined cancers. We believe Voronoi’s highly selective and brain penetrant inhibitors targeting exon 20 insertion mutations may address an area of significant unmet medical need for which no FDA-approved therapies exist today.”

“We are thrilled to be partnering with ORIC to further develop our potential best-in-class EGFR/HER2 exon 20 inhibitor program,” said Daekwon Kim, chief executive officer of Voronoi. “With ORIC’s focus on developing targeted cancer therapies and their team’s prior experience in leading efforts for multiple global regulatory approvals for mutant NSCLC and tumor-agnostic indications, ORIC is an ideal partner to further the development of this program.”

Under the terms of the agreement, in exchange for an exclusive license to develop and commercialize Voronoi’s EGFR and HER2 exon 20 inhibitor program in the ORIC Territory, ORIC paid to Voronoi a one-time payment comprising $5 million in cash and $8 million in shares of ORIC common stock.  The number of shares issued to Voronoi was based on a price of $28.24 per share, representing a premium of 25% to the 30-day trailing volume-weighted average trading price of ORIC’s common stock. In addition, ORIC will pay Voronoi success-based payments of up to $111 million in development and regulatory milestones and up to $225 million in sales milestones with respect to the first licensed product. If ORIC pursues a second licensed product, ORIC would pay Voronoi up to an additional $272 million in success-based milestones. ORIC will also pay tiered mid-single-digit to low double-digit royalties based on annual net sales in the ORIC Territory.  ORIC will be responsible for development activities and expenses in the ORIC Territory.

Webcast and Conference Call

ORIC will host a webcast and conference call today, October 19th, at 4:30 p.m. ET. To participate in the conference call, please dial (833) 651-0991 (domestic) or (918) 922-6080 (international) and refer to conference ID: 8129902. Please join the conference call at least 15 minutes early to register. A live webcast will be available in the Investors section of the company's website at www.oricpharma.com. The webcast will be archived for 60 days following the presentation.

About ORIC-114 and Exon 20 Insertion Mutations in EGFR and HER2

The ErbB receptor tyrosine kinase family is involved in key cellular functions, including cell growth and survival. Epidermal growth factor receptor (EGFR, or ErbB1) and human epidermal growth factor receptor 2 (HER2, or ErbB2) exon 20 insertion mutations are observed across multiple solid tumors, including NSCLC, breast, gastrointestinal, bladder and other cancers.  EGFR exon 20 insertion mutations are observed in approximately 2% of all patients with NSCLC and have a worse prognosis than patients with NSCLC driven by other EGFR mutations. HER2 exon 20 insertion mutations are observed in approximately 1.5% of all patients with NSCLC. Approximately one-third of patients with exon 20 insertion mutations may develop brain metastases, which contributes to poor prognosis.

ORIC-114 is a brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations.  ORIC-114 has demonstrated greater brain exposure in preclinical studies compared to other compounds being developed against exon 20 mutations and demonstrates strong anti-tumor activity in an EGFR-driven intracranial lung cancer model.  Currently, there are no medicines approved by the FDA to treat tumors with EGFR or HER2 exon 20 insertion mutations.  ORIC expects to initiate a global Phase 1/2 tumor-agnostic trial of ORIC-114 in genetically defined cancers in the second half of 2021.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.  ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. ORIC-101 is currently in two separate Phase 1b trials of ORIC-101 in combination with (1) Xtandi

(enzalutamide) in metastatic prostate cancer and (2) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors.  ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers. Beyond these four product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release that are not purely historical are forward-looking statements.  Such forward-looking statements include, among other things, statements regarding ORIC-114’s effectiveness in brain penetrance and selectivity against exon 20 insertion mutations of EGFR and HER2, the potential benefits of and activity under the license agreement between ORIC and Voronoi;  development plans underlying ORIC-114, including initiation of a global Phase 1/2 tumor-agnostic trial of ORIC-114 in genetically defined cancers in the second half of 2021; the potential best-in-class nature of the EGFR and HER2 exon 20 inhibitor program, including ORIC-114; the potential advantages of ORIC’s product candidates; statements by ORIC’s president and chief executive officer; and statements by Voronoi’s chief executive officer.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-944, ORIC-533, ORIC-114 or any other product candidates to differ from preclinical, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the license agreement; risks related to the effect of the announcement of the transaction on ORIC’s business relationships, operating results and business generally; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including Voronoi, contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks.  Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2020, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com